Exhibit 99.1

THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
LACO - Q1 2015 Lakes Entertainment Inc Earnings Call

EVENT DATE/TIME: MAY 06, 2015 / 06:00PM GMT

MAY 06, 2015 / 06:00PM GMT, LACO - Q1 2015 Lakes Entertainment Inc Earnings Call

CORPORATE PARTICIPANTS

  Timothy Cope Lakes Entertainment - President, CFO, Director

  Lyle Berman Lakes Entertainment - Chairman, CEO, Director

CONFERENCE CALL PARTICIPANTS

  Steven Cheng Red Gear Capital - Analyst

  Thomas Pierce Van Clemens & Co. - Analyst

  Greg Nelson Analyst

  Adam Joseph West Main Partners, LLC - Analyst

  Michael Melby Gate City Capital Management - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the First Quarter 2015 Lakes Entertainment Incorporated Earnings Conference Call. My name is Chrystal, and I will be the operator for today. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session. (Operator Instructions).

I would now like to turn the call over to your host for today, Mr. Tim Cope, President and Chief Financial Officer. Please proceed.

Timothy Cope - Lakes Entertainment - President, CFO, Director

Thank you, Chrystal. Good afternoon and welcome to Lakes Entertainment's First Quarter 2015 Earnings Conference Call. On the call with me today is Mr. Lyle Berman, Lakes' Chairman of the Board and Chief Executive Officer.

As we begin our prepared remarks, I would like to remind everyone that this call is being recorded and that the call contains forward-looking statements, including statements concerning business strategies and their intended results, statements related to the pending merger with Sartini Gaming, Inc., and other statements concerning anticipated future events. These statements are subject to risks and uncertainties, including those factors described in the press release we issued this morning and in our filings with the SEC and actual results may differ materially.

Lyle will begin our discussion today with a general overview and update on our casino projects. I will then discuss the first quarter financial results and recent business events and then we'll conduct a question-and-answer session.

Now I will turn the call over to Lyle Berman.

Lyle Berman - Lakes Entertainment - Chairman, CEO, Director

Thank you, Tim, and welcome, everyone, to Lakes' first quarter 2015 earnings call. During January of 2015, we announced that we had entered into a merger agreement with Sartini Gaming, which owns and operates Golden Gaming, a leading owner and operator of distributed gaming taverns and casinos all of which are focused on the Nevada local gaming market.

At the time of the merger agreement, it was executed under the terms of the merger agreement, Lakes' current shareholders on a fully diluted basis were estimated to retain approximately 64.3% of the total post-merger shares of Lakes' common stock, with the legacy Golden Gaming shareholder being issued approximately 35.7% of the total fully diluted post-merger shares of Lakes' common stock.

MAY 06, 2015 / 06:00PM GMT, LACO - Q1 2015 Lakes Entertainment Inc Earnings Call

These percentages are subject to adjustment for actual results at the time the merger closes, which is expected to occur later this year. This deal values Lakes at approximately $9.57 per share.

Together the combined company will operate approximately 9,250 slot machines and video lottery terminals in Nevada and Maryland across 4 casino properties, 48 taverns and over 600 route locations. Lakes and Golden Gaming estimate that on a combined pro forma basis, 2015 annual net revenues and adjusted EBITDA will be approximately $348 million and $42.5 million respectively, including $3 million of anticipated cost synergies.

Additionally, it is estimated that the combined pro forma 2015 operating free cash flow and adjusted net income will be $33.7 million and $13.3 million respectively, including a full year of the anticipated benefits of refinancing the company's indebtedness.

Although previously written off our books, Lakes has a $60 million note receivable from the Jamul Indian Village. Penn National Gaming, the developer of a gaming facility on the Jamul Tribe's Land, has announced that construction of the gaming facility is scheduled to be completed in mid-2016. Provided that the combined company enters into an agreement to monetize the note within three years after the merger closes and receives any amounts due thereafter [correction: thereunder] no later than three years after the Jamul casino opens, the Lakes' shareholders at the time of distribution other than the legacy Golden Gaming shareholder will be entitled to a cash dividend related to any net proceeds the combined company receives from such monetization.

Up to $30 million of such proceeds will be distributed to Lakes' shareholders without being reduced by federal taxes at the corporate level; the balance of any would be reduced by federal taxes at the corporate level before distribution.

The merger is subject to customary, regulatory, and other closing conditions being satisfied, including approval by Lakes' shareholders of the issuance of the Lakes shares in connection with the merger. We recently filed the proxy statement related to the shareholder vote on this issue and have scheduled the shareholder meeting when voting on this matter will conclude for June 17, 2015.

The merger is anticipated to close later this year, possibly as early as August. Upon the closing of the merger, Lakes will remain publicly traded, and will be renamed Golden Entertainment.

Blake Sartini, currently the Chief Executive Officer of Golden Gaming, will be named the Chairman and Chief Executive Officer of the combined company at closing. I will continue as a board member of and will sign a three-year consulting agreement with the combined company. Tim Cope will also continue as a board member of and a consultant to the combined company.

We are excited about this transaction and are thrilled to partner with Golden Gaming, which has done an outstanding job of building a premiere diversified gaming company in the State of Nevada.

The combination of our strong balance sheet and Rocky Gap asset, and Golden Gaming's casinos, taverns, and distributed gaming platform makes the combined company truly unique in the marketplace. Lakes' cash on hand will facilitate Golden Gaming's pursuit of growth opportunities and the refinancing of its debt. We believe the combined company will be well positioned to expand not only in Nevada, which has the most stable tax and regulatory record in the country, but also into other jurisdictions.

In Western Maryland, our company owned Rocky Gap Casino Resort, maintained operating efficiencies during the first quarter of 2015 and exceeded results compared to the first quarter of 2014 despite inclement weather patterns affecting the property's weekend traffic during the current year.

The gaming facility features 577 video lottery terminals, 16 table games, two poker tables, a casino bar along with a lobby food and beverage outlet. The AAA Four Diamond winning property includes a hotel, event center, restaurant spa, the only Jack Nicklaus signature golf course in Maryland, and a wide variety of outdoor and water activities.

With that I'll turn the call back over to Tim to provide an overview of financial results.

Timothy Cope - Lakes Entertainment - President, CFO, Director

Thank you, Lyle. Lakes Entertainment reported first quarter 2015 net revenues of $12.8 million compared to prior year quarter net revenues of $12.3 million. Net revenues were related to the operation of our Rocky Gap Casino Resort. The increase in net revenues was primarily related to an increase in gaming revenues during the first quarter of 2015 compared to the first quarter of 2014.

MAY 06, 2015 / 06:00PM GMT, LACO - Q1 2015 Lakes Entertainment Inc Earnings Call

Net losses for the first quarter of 2015 were approximately $1.7 million, compared to net losses of approximately $1.8 million for the first quarter of 2014. Losses from operations were $1.3 million for the first quarter of 2015, compared to losses from operations of $1.6 million for the first quarter of 2014. Basic and diluted losses per share were $0.13 for each of the first quarters of 2015 and 2014.

During the first quarter of 2015, property operating expenses for Rocky Gap was $7.5 million compared to $7.3 million during the first quarter of 2014, and were primarily related to gaming operations, rooms, food and beverage and golf. The increase in property operating expenses resulted primarily from an increase in gaming-related expenses most notably gaming taxes, due to the increase in gaming related revenue in the current year quarter.

For the first quarter of 2015, selling, general and administrative expenses were $6.1 million compared to $5.7 million during the first quarter of 2014. Included in these amounts were Lakes corporate selling, general and administrative expenses of $2.4 million and $2 million during the first quarters of 2015 and 2014 respectively.

Lakes corporate selling, general and administrative expenses consists primarily of payroll and related expenses and professional fees. First quarter 2015 professional fees included $0.8 million associated with the merger agreement with Golden Gaming. Rocky Gap selling, general and administrative expenses, which consists primarily of payroll and related expenses, marketing expense, and facilities expenses were $3.7 million during the first quarters of 2015 and 2014.

Effective January 25, 2015, Lakes sold all of its 10% interest in Rock Ohio Ventures to DG Ohio Ventures, LLC for approximately $0.8 million. Because this investment had been written down to zero during 2014, Lakes recognized a gain on the sale of cost method investment of approximately $0.8 million during the first quarter of 2015.

In connection with entering into the merger agreement with Golden Gaming on March 26, 2015, Lakes entered into an agreement to sell its corporate headquarters office building at a price of approximately $4.7 million less fees and closing costs of approximately $0.3 million. Lakes currently expects to sell the corporate headquarter office building to close during the second quarter of 2015.

The corporate headquarters office building was carried at $4.7 million net of accumulated depreciation on Lakes' consolidated balance sheet as of the date of the agreement resulting in the recognition of an impairment charge of $0.3 million during the first quarter of 2015. Depreciation and amortization was $0.9 million for the first quarters of 2015 and 2014.

In summary, during January 2015, we announced a merger agreement with Golden Gaming. In conjunction with the merger agreement, we entered into an agreement to sell our corporate office building for net amount of approximately $4.4 million. We also sold our interest in Rock Ohio Ventures for approximately $0.8 million during the first quarter.

We are currently working through the process of obtaining necessary merger approvals and we recently filed a proxy related to the shareholder vote on issuance of shares related to the merger. The related Shareholder Meeting is scheduled for June 17. We currently expect the closing of the merger transaction to occur later this year subject to a favorable vote by the shareholders and appropriate regulatory approvals.

The combination of a strong balance sheet and a Rocky Gap property with Golden Gaming's casinos and distributed gaming platform and taverns will make this combined company unique in the marketplace. We believe Lakes' cash will facilitate refinancing as well as growth and that the company will be well-positioned for expansion in Nevada and other jurisdictions. We look forward to closing this transaction and we continue to believe it'll provide value to Lakes shareholders.

Now, I will turn the call over to the operator for questions.

 QUESTION AND ANSWER

Operator

(Operator Instructions) Our first question will come from the line of [Steven Cheng from Red Gear Capital]. Please proceed.

Steven Cheng - Red Gear Capital - Analyst

Hi, thanks for taking my question. I apologize if you've mentioned this on previous conference calls. But will there be any lockup restrictions on either former shareholders of Golden Entertainment or anyone else once the merger is complete?

MAY 06, 2015 / 06:00PM GMT, LACO - Q1 2015 Lakes Entertainment Inc Earnings Call

Lyle Berman - Lakes Entertainment - Chairman, CEO, Director

This is Lyle answering. Golden Gaming is completely owned by Blake Sartini, and there are no lockup restrictions on his stock. On my stock, there is essentially a lockup for three years. It has to do with not wanting to violate the 50% rule, so we maintain our NOL status for the three years.

Steven Cheng - Red Gear Capital - Analyst

Fabulous. And if I understand that sports betting currently is not allowed in taverns in Las Vegas. If it were to be approved, would that be a dramatic boost to Golden Gaming?

Lyle Berman - Lakes Entertainment - Chairman, CEO, Director

I don't -- I think it would certainly help and certainly it's profitable. It would be profitable, I don't think, it's legal there today except I think there's terminals in some -- there were terminals in some of the bars that could accept bets. I would presume if we did it -- we may outsource that that betting, but it's certainly would be good and would bring people into our units.

Steven Cheng - Red Gear Capital - Analyst

Great. And finally, I believe Golden Gaming has mentioned plans to enter into Illinois. Do they need to apply for a license and would they -- would this be Greenfield opportunities, or would they need to displace competitors to get placement?

Lyle Berman - Lakes Entertainment - Chairman, CEO, Director

I think what they've announced is, they're looking at the opportunities in Illinois. If they did it, number one, they certainly would have to be go through the licensing process; and number two, there are no more Greenfield opportunities in Illinois, a very few. If they went into an Illinois, it would be through the acquisition of one or more of the current route operators.

Steven Cheng - Red Gear Capital - Analyst

Great. Thank you very much. I appreciate that.

Operator

Our next question will come from the line of Tom Pierce from Van Clemens. Please proceed.

Thomas Pierce - Van Clemens & Co. - Analyst

Hey, guys, just quick question for you. Now that when this merger is done, you are going to have I think around $80 million in cash?

Lyle Berman - Lakes Entertainment - Chairman, CEO, Director

Somewhere around $75 million, I think it is, yes.

Thomas Pierce - Van Clemens & Co. - Analyst

Okay, $75 million, okay. Now, you talked about doing refinancing for Golden, do you have any idea where the rate could go to from where it is now?

MAY 06, 2015 / 06:00PM GMT, LACO - Q1 2015 Lakes Entertainment Inc Earnings Call

Lyle Berman - Lakes Entertainment - Chairman, CEO, Director

At this point, we certainly anticipate a substantial savings from what it is today. But we -- I think we intend to pay down a significant amount of our capital to reduce the leverage, so that we can get the better rate. We're out there right now. Golden Gaming is out with proposals to banks. We believe it will be bank debt, it certainly won't be high-yield debt, and we think it will be very attractive compared to where we're at today.

Thomas Pierce - Van Clemens & Co. - Analyst

Okay. Well, thank you very much.

Operator

There are no more questions. (Operator Instructions) Our next question will come from the line of [Greg Nelson]. Please proceed.

Greg Nelson Analyst

Hi. I was just wondering, when we came out with the merger talks and the agreement we had, you guys had put in a press release saying that the shareholder value of the stock would be $9.57 or nine-point-something. Do you know why it's not moving any higher per se?

Lyle Berman - Lakes Entertainment - Chairman, CEO, Director

I really don't -- we don't, of course, have any coverage at this point. We expect to get -- once the merger is complete, we think we're a large enough company. We're certainly in the micro-cap still, but we are a small cap company, but I think with the statistics that I just mentioned that we're certainly going to get more than one analyst to cover us. And I think once we're covered people will maybe understand our business and our story a little bit better.

I also don't think that people have factored into the price of the value of Jamul note that we have that is going strictly to our shareholders, not Blake Sartini's.

Other than that, we've had a number of enquiries of people who have been looking to buy large blocks of stock at this point. There we haven't been able to -- they haven't been able to find any, but it seems like there are people out there acquiring it on a regular basis. I think as the vote for the merger passes on June 17, which I'm sure it will, I think you might start seeing it getting more closer to that number or higher.

Greg Nelson Analyst

Okay, great. Thanks a lot, Lyle.

Lyle Berman - Lakes Entertainment - Chairman, CEO, Director

Thank you.

Operator

Our next question will come from the line of Adam Joseph, West Main Partners. Please proceed.

Adam Joseph - West Main Partners, LLC - Analyst

Hey, guys. Two questions on the timing, if I could. It seems like the August date is a little closer than maybe you would -- if we're correct in understanding, maybe you had anticipated. Can you offer any potential road blocks that would allow that not to happen, let's say, it might go out into Q4?

MAY 06, 2015 / 06:00PM GMT, LACO - Q1 2015 Lakes Entertainment Inc Earnings Call

Then secondly, on that timing question to finish off the previous caller's question. As relates to the Golden debt, how do you anticipate, we will understand what that debt looks like in the restructuring from a kind of release timing standpoint? If you could comment on those, I'd appreciate it. Thank you both.

Lyle Berman - Lakes Entertainment - Chairman, CEO, Director

Repeat the first part of the question was?

Adam Joseph - West Main Partners, LLC - Analyst

On the timing aspect, Lyle, it seems like August...

Lyle Berman - Lakes Entertainment - Chairman, CEO, Director

Road blocks, road blocks, basically once the shareholders vote in favor of the merger on June 17, the only road blocks to completing the -- or the primary road blocks are the Blake Sartini being licensed in Maryland and myself being licensed in Nevada. It's our understanding that the Nevada, the earliest Nevada will license meet will be their meeting in July -- at the end of July.

And I believe Maryland, highly probable that Maryland would complete their investigation with Blake prior to that. So those are the two major stumbling blocks. Regarding the -- and they're not stumbling blocks, it's just the timing issue. So if those things happen the way we think they will and assuming that Nevada and Maryland don't have any issues that they delay the licensing, then we should be able to complete it by August.

One of the terms of the merger agreement, because we think that the refinancing is so instrumental in this merger, is that Lakes has the right to approve it. We expect the refinancing to occur simultaneously with the closing. And at that time, or even prior to that time but probably at that time, we will disclose and we'll be in a position to disclose the banker -- banks that are doing it, and all the terms and conditions of it.

Adam Joseph - West Main Partners, LLC - Analyst

Okay, great. And then has the Gaming Control Board, Lyle, given you a set date or maybe put you on the docket per se for that July meeting, has that...

Lyle Berman - Lakes Entertainment - Chairman, CEO, Director

Not yet. The way it works is now, of course, I have been licensed in the past in Nevada, I think twice, once for Stratosphere and once we were distributing gaming things. But it's my understanding that I'm meeting on June -- July 8, with the gaming -- I don't know what's the gaming...

Adam Joseph - West Main Partners, LLC - Analyst

Control Board?

Lyle Berman - Lakes Entertainment - Chairman, CEO, Director

...the Gaming Commission. And then once they recommend it, then it goes to the Control Board of Vice President, maybe. And so they won't be recommending me for licensing in the late July meeting until after I've had my meeting on July 8. I'm also meeting with investigators here in Minneapolis on June 18 -- 19.

Adam Joseph - West Main Partners, LLC - Analyst

Yes, I think it goes enforcement first and...

MAY 06, 2015 / 06:00PM GMT, LACO - Q1 2015 Lakes Entertainment Inc Earnings Call

Lyle Berman - Lakes Entertainment - Chairman, CEO, Director

No, May 19, in the next 10 days.

Adam Joseph - West Main Partners, LLC - Analyst

Okay, great. I appreciate the color. Best of luck moving forward. Thank you.

Lyle Berman - Lakes Entertainment - Chairman, CEO, Director

Thank you.

Operator

Our next question will come from the line of Michael Melby from Gate City Capital Management. Please proceed.

Michael Melby - Gate City Capital Management - Analyst

Good afternoon, gentlemen. Thanks for taking my question. Lyle, you mentioned the Jamul note, and I'm just curious if you maybe, you could give us a little insight, as you think about your strategy and potential timing in monetizing that note? Thanks.

Lyle Berman - Lakes Entertainment - Chairman, CEO, Director

Yes. The note is for $60 million. The terms of the note are, it doesn't accrue any interest until the casino opens. Once the casino opens, it carries a 4.25% cash pay coupon. But the principal essentially is not due and payable until at the end of seven years. So when you look at that, once the casino opens and, of course, we think very highly that it will be successful. I think it's basically a financial buyer who is going to buy it. And it's just really a question of present value of, what does the buyer want anywhere from 10% coupon to a 20% coupon. If you ran the numbers at about a 15% coupon, I think it comes out around $32 million or $33 million.

Michael Melby - Gate City Capital Management - Analyst

Got it. And from a strategy standpoint you probably want to wait till the casinos up and running and the full $60 million is due and payable and then values off of that?

Lyle Berman - Lakes Entertainment - Chairman, CEO, Director

Well, yes, it's due and-- remember that's due and payable for seven years after that. The one thing we don't thing we want to do, we could possibly sell it before conditioned on opening. We don't want anybody to take the risk be it time value of money or the risk of the casino open, because they'll just discount it too much. But we might enter into an agreement prior to that, where it says this -- we have a firm agreement if and when the casino opens. So we take away the time value of money goes to us, not to them.

Michael Melby - Gate City Capital Management - Analyst

It makes sense. Thank you.

Operator

There are no more questions.

MAY 06, 2015 / 06:00PM GMT, LACO - Q1 2015 Lakes Entertainment Inc Earnings Call

Lyle Berman - Lakes Entertainment - Chairman, CEO, Director

Well, I want to thank everyone for listening to our call. We are very excited about this merger. We think it's a great opportunity for shareholders. And on our next conference call, it will be Blake Sartini talking about Golden Entertainment. Thank you very much. Bye now.

Operator

Ladies and gentlemen, that concludes today's presentation. You may now disconnect. Have a great day.

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Forward-Looking Statements

Statements in this transcript include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include, among others, statements regarding the estimated value of Lakes and Sartini Gaming, Inc. (“Golden”) in connection with the proposed merger transaction pursuant to the Agreement and Plan of Merger, dated January 25, 2015 (“Merger Agreement”), among Lakes, Golden, LG Acquisition Corporation, and The Blake L. Sartini and Delise F. Sartini Family Trust; the amount of shares to be issued to the legacy Golden shareholder and the expected post-closing shareholdings of legacy Lakes and Golden shareholders; the expected benefits of a potential combination of Lakes and Golden and expectations about future business plans, prospective performance (including estimated combined pro forma financial performance) and opportunities; the expected timing of the completion of the merger; the impact of shareholder lawsuits relating to the merger; the obtaining of required regulatory approvals and approval by Lakes’ shareholders; the monetization of non-core assets and the note receivable from the Jamul Indian Village and the ability of Lakes to utilize its net operating losses to offset future taxable income. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should”, “will” or similar words intended to identify information that is not historical in nature. These forward-looking statements are based on current expectations and assumptions of management of Lakes and Golden and are subject to risks, uncertainty and changes in circumstances that could cause the actual events and results in future periods to differ materially from the expectations of Lakes and Golden and those expressed or implied by these forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. These risks, uncertainties and changes in circumstances include (a) the possibility that the merger does not close when expected or at all; (b) the ability and timing to obtain required regulatory approvals (including approval from gaming regulators) and Lakes’ shareholder approval, and to satisfy or waive other closing conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, or that the parties to the Merger Agreement may be required to modify aspects of the transaction to achieve regulatory approval; (c) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the merger to fail to close; (d) the ability of Lakes and Golden to promptly and effectively integrate their respective businesses; (e) the outcome of any legal proceedings that has or may be instituted in connection with the transaction; (f) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed merger; (g) Lakes’ ability to monetize non-core assets prior to the closing of the transaction and to monetize the Jamul Indian Village note on terms that generate net cash proceeds to the company or at all; (h) the ability to retain key employees of Lakes and Golden; (i) that there may be a material adverse change affecting Lakes or Golden, or that the respective businesses of Lakes or Golden may suffer as a result of uncertainty surrounding the transaction; (j) the occurrence of an “ownership change,” as defined in Section 382 of the Internal Revenue Code; and (k) the risk factors disclosed in Lakes’ filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K, which was filed on March 12, 2015, and its definitive proxy statement relating to the merger, which was filed on May 4, 2015. Forward-looking statements reflect Lakes’ and Golden’s management’s analysis and expectations only as of the date of this transcript, and neither Lakes nor Golden undertake to update or revise these statements, whether written or oral, to reflect subsequent developments, except as required under the federal securities laws. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

This transcript may be deemed to be solicitation material for the shareholder vote with respect to the issuance of shares of Lakes common stock under the Merger Agreement. In connection with the Merger Agreement, Lakes filed a definitive proxy statement for the special meeting of Lakes shareholders to be held on June 17, 2015, and may file other relevant materials and documents with the SEC. The definitive proxy statement have been mailed to Lakes’ shareholders. This transcript does not constitute a solicitation of any vote or proxy from any shareholder of Lakes. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS OR MATERIALS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LAKES, GOLDEN AND THE PROPOSED MERGER. Investors may obtain free copies of the definitive proxy statement, and other relevant materials and documents filed with the SEC, without charge, at the SEC’s web site at www.sec.gov. In addition, investors may obtain free copies of the definitive proxy statement, and other relevant materials and documents filed with the SEC by directing a written request to Investor Relations, Lakes Entertainment, Inc., 130 Cheshire Lane, Suite #101, Minnetonka, MN 55305, or by accessing Lakes’ website at www.lakesentertainment.com under the heading “Investors” and then “SEC Filings.”

Participants in the Solicitation

Lakes, Golden and their respective directors, executive officers and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from shareholders of Lakes in connection with the proposed transaction, including with respect to the issuance of shares of Lakes common stock under the Merger Agreement. Information about the Lakes’ directors and executive officers is available in Lakes definitive proxy statement, dated July 23, 2014, for its 2014 annual meeting of shareholders. Additional information regarding participants in the proxy solicitation and a description of their interests in the proposed transaction is contained in the definitive proxy statement that Lakes filed with the SEC on May 4, 2015 in connection with the proposed transaction and other relevant documents or materials that may be filed with the SEC regarding the proposed transaction.

Financial Information and Non-GAAP Financial Measures

Information relating to Golden and combined information are presented for illustrative purposes only and do not purport to be indicative of what Lakes’ or Golden’s actual and combined business, financial condition or results of operations will be if the transaction is consummated.

This transcript contains certain financial measures that are not in accordance with generally accepted accounting principles (“non-GAAP”). A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the statements of income, balance sheets or statements of cash flow of the company. These measures are presented as supplemental disclosures because they are widely used measures of performance and bases for valuation of companies in our industry. EBITDA is defined as net income before interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA adjusts EBITDA to remove the effects of one-time items including pre-opening expenses, impairments and other losses, gains and losses on non-operating assets and liabilities, discontinued operations and transition expenses related to acquired operations. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, and certain regulatory gaming assessments which can be significant. Operating Free Cash Flow represents Adjusted EBITDA less maintenance capital expenditures, change in working capital and income taxes. Adjusted Net Income represents net income before gain or loss from non-core assets and a full year of the estimated benefit of refinancing Lake and Golden indebtedness. The pro forma presentations of these non-GAAP measures reflect current estimates of the combined results of Lakes and Golden only. The disclosure of Adjusted EBITDA, Operating Free Cash Flow, Adjusted Net Income and other non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, Operating Free Cash Flow and Adjusted Net Income should be considered in addition to, and not as a substitute, or superior to, net income, operating income, cash flows, revenue, or other measures of financial performance prepared in accordance with GAAP.